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                                                                      Exhibit 1


                                 250,000 Shares

                                MIDWAY GAMES INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                 March __, 1999


CIBC Oppenheimer Corp.
Oppenheimer Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         Midway Games Inc., a Delaware corporation (the "Company"), proposes to sell to CIBC Oppenheimer Corp. (the "Underwriter") an aggregate of 250,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock").

         1. Sale and Purchase of the Shares.

         On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at $_____ per share (the "Initial Price"), the Shares.

         2. Delivery and Payment. Delivery by the Company of the Shares to the Underwriter for its account, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are called the "Shares Closing Date").

         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Shares Closing Date and shall be made available to the Underwriter for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Shares Closing Date.

         3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-73347), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined)




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and such amendments thereto as may have been required to the date of this
Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to the Underwriter. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement through incorporation by reference or otherwise pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

         The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as it deems advisable. The Company hereby confirms that the Underwriter has been authorized to distribute or cause to be distributed each prospectus and is authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter as follows:

a. On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on the Shares Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the statements contained under the caption "Underwriting" in any preliminary prospectus or the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Underwriter specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

b. All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement or incorporated by reference therein.

c. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to


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be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

d. Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

e. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company. The Company has delivered to the Underwriter documents in a form satisfactory to the Underwriter providing that the Company and each of its subsidiaries is duly qualified as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of the subsidiaries of the Company. Except as disclosed in the Registration Statement and the Prospectus, and except for its marketing office in London, its investment in an arcade in China through its Hong Kong and Chinese subsidiaries and Nintendo's manufacture of cartridges for its games in Japan, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, material licenses, certificates and permits the failure to so obtain would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

f. The Company owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, patents, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as described in the Registration Statement and the Prospectus. The Company has not received any notice of, or to its best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

g. The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by


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it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus, and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations or financial condition of the Company.

h. Except as set forth in the next sentence, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or business of, the Company which would adversely affect the value or the operation of any such material assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company. As set forth in the Registration Statement, on January 25, 1999, GT Interactive Software Corp. ("GTIS") filed a lawsuit against the Company in connection with certain licensing arrangements between the Company and GTIS. The Company does not believe that this lawsuit is material in any respect.

i. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected in such balance sheet, Registration Statement and the Prospectus, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (b) entered into any transaction not in the ordinary course of business or (c) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

j. There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement listed in the Exhibits to the Registration Statement or incorporated by reference thereto is in full force and effect (with the exception of Exhibit No. 10.1 (the Manufacturing and Services Agreement dated July 1, 1996 between WMS Industries, Inc. and the Company) and Exhibit No. 10.5 (Employment Agreement dated April 29, 1994 between Byron C. Cook and Midway Home Entertainment Inc.), each incorporated by reference in Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998), and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution thereunder may be limited by Federal and state securities laws or the public policy underlying such laws. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, with the exception of the performance by GTIS under those certain GTIS Master Option and License Agreements, each as amended, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case in which such default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance



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of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

k. The Company is not in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

l. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, each as amended to date, except for such consents or waivers which have already been obtained and are in full force and effect.

m. All of the authorized and outstanding shares of Common Stock of the Company have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

n. No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement.

o. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

p. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.



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q. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

r. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

s. The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.

t. The Shares have been duly authorized for listing on the New York Stock Exchange ("NYSE").

   5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares are subject to each of the following terms and conditions:

a. The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a) of this Agreement.

b. No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

c. The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of the Shares Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Shares Closing Date.

d. The Underwriter shall have received on the Shares Closing Date a certificate, addressed to the Underwriter and dated as of the Shares Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of the Shares Closing Date with the same effect as if made on the Shares Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Shares Closing Date. The Underwriter shall also have received on the Shares Closing Date a certificate, addressed to the Underwriter and dated as of the Shares Closing Date, of the chief financial officer of the Company to the effect that the signer of such certificate has carefully examined the unaudited financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, and December 31, 1998, each as set forth in the Registration Statement (and, to the extent this Agreement is executed after March 31, 1999, for the fiscal quarter ended March 31, 1999) and that such unaudited financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules.



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e. The Underwriter shall have received at the time this Agreement is executed and on the Shares Closing Date a signed letter from Ernst & Young LLP addressed to the Underwriter and dated, respectively, the date of this Agreement and the Shares Closing Date, in form and substance reasonably satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                  i. in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                  ii. carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that with respect to the Company, there were, at a specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended June 30, 1998 incorporated by reference in the Registration Statement, or any decreases in net income in the first six months (or nine months if this Agreement is executed after March 31, 1999) of the fiscal year ending June 30, 1999 as compared to the same period in the fiscal year ended June 30, 1998; and

                  iii. they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Underwriter agrees with the accounting records of the Company.

                  References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

f. The Underwriter shall have received on the Shares Closing Date from Shack & Siegel, P.C., counsel for the Company, an opinion, addressed to the Underwriter and dated as of the Shares Closing Date, and stating in effect that:

                  i. The Company and each of its United States subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation.

                  ii. The Company has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and


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                           as described in the Registration Statement and the
                           Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under the Securities Act, the rules of the National Association of Securities Dealers, Inc. ("NASD") and state and foreign Blue Sky laws.

                  iii. The Company has authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; [all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right]. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  iv. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

                  v. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed trust, note or other material agreement or instrument of which such counsel is aware and to which the Company is a party or by which it or any of its properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or by-laws of the Company, each as amended to date.



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                  vi.      With the exception of the performance by GTIS under
                           those certain GTIS Master Option and License
                           Agreements, each as amended, to the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material and adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                  vii. To the best of such counsel's knowledge, the Company is not in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets or properties, businesses, results of operations, prospects or condition (financial or otherwise) of the Company.

                  viii. No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act or the rules of the NASD and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

                  ix. To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. As set forth in the Registration Statement, on January 25, 1999, GTIS filed a lawsuit against the Company in connection with certain licensing arrangements between the Company and GTIS.

                  x. All contracts and other documents of which such counsel is aware required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                  xi. The Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                  xii. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.

         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Underwriter as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; [provided that such counsel shall state that in their opinion the Underwriter and they are justified in relying on such other opinions.] Copies of such certificates and other opinions shall be furnished to the Underwriter and counsel for the Underwriter.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g. All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and their counsel and the Underwriter shall have received from Morgan, Lewis & Bockius LLP a favorable opinion, addressed to the Underwriter and dated as of the Shares Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Underwriter may reasonably request, and the Company shall have furnished to Morgan, Lewis & Bockius LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         6. Covenants of the Company.

         (A) The Company covenants and agrees as follows:

a. The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Underwriter (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

b. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

c. The Company shall make generally available to its security holders and to the Underwriter as soon as practicable its Annual Report on Form 10-K for the fiscal year ended June 30, 2000, which shall satisfy the provisions of
Section 11(a) of the Securities Act or Rule 158 of the Rules.

d. The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof), so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

e. The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

f. Without the prior written consent of the Underwriter, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plans or incentive plan or in connection with an acquisition or similar transaction to which the Company is a party.

g. On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange (including any required registration under the Exchange Act).

         (B) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the reasonable fees and disbursements of counsel for the

Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter and to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering;
(vi) inclusion of the Shares for listing on the New York Stock Exchange; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter; and (xiii) all reasonable legal fees and disbursements incurred by counsel to the Underwriter in connection with this offering. Subject to the provisions of Section 9, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

         7.       Indemnification.

a. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

b. The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter.

c. Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made by such party against an indemnifying party under this Section, notify such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

         8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this

Section 8, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder, and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on the Shares Closing Date by the Underwriter by notifying the Company at any time:

a. in the absolute discretion of the Underwriter at or before the Shares Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

b. at or before the Shares Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) the Underwriter, failing or refusing to purchase the Shares, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

         10. Substitution of Underwriter. If the Underwriter shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on the Shares Closing Date the Shares agreed to be purchased on the Shares Closing Date by the Underwriter, the Underwriter may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Underwriter may deem advisable, upon the terms set forth in this Agreement. In such case, either the Underwriter or the Company shall have the right to postpone the applicable Shares Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Underwriter and the Company. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriter and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered, or sent by facsimile transmission, or by telephone if subsequently confirmed in writing, (a) if to the Underwriter, c/o CIBC Oppenheimer Corp., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention:
Stanley Stern, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, and in each case, with a copy to the respective attorney listed on the cover page of the Registration Statement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.

                                         Very truly yours,

                                         MIDWAY GAMES INC.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

Confirmed:

CIBC Oppenheimer Corp.

By:
   ---------------------------------